UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2009, Independence Holding Company issued a news release announcing its 2009 third-quarter and nine months results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated November 9, 2009: Independence Holding Company Reports 2009 Third-Quarter and Nine Months Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	November 10, 2009

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY REPORTS THIRD-QUARTER AND NINE MONTHS RESULTS

Stamford, Connecticut, November 9, 2009. Independence Holding Company (NYSE: IHC) today reported 2009 third-quarter and nine months results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income (loss) per share from continuing operations attributable to IHC increased to $.12 per share, diluted, or $1,876,000, for the three months ended September 30, 2009 compared to $(.61) per share, diluted, or $(9,456,000), for the three months ended September 30, 2008.  Included in the prior year’s net loss is a realized loss for other than temporary impairments of investments of $(10,136,000) or $(.66) per share, diluted, net of tax which (net of gains) yielded a net realized loss of $(10,945,000) or $(.71) per share, diluted, net of tax.

Net income (loss) per share from continuing operations attributable to IHC increased to $.47 per share, diluted, or $7,208,000, for the nine months ended September 30, 2009 compared to $(.85) per share, diluted, or $(13,077,000), for the nine months ended September 30, 2008.  Included in the prior year’s net loss for the nine months is a realized loss for other than temporary impairments of investments of $(21,334,000) or $(1.39) per share, diluted, net of tax which (net of gains) yielded a net realized loss of $(20,729,000) or $(1.35) per share, diluted, net of tax.

IHC reported operating income1 per share of $.10 per share, diluted, or $1,528,000, for the three months ended September 30, 2009, compared to $.10 per share, diluted, or $1,489,000, for the three months ended September 30, 2008.  IHC reported operating income per share of $.33 per share, diluted, or $5,093,000, for the nine months ended September 30, 2009, compared to $.50 per share, diluted, or $7,653,000, for the nine months ended September 30, 2008.

Revenues increased 14% to $93,082,000 for the three months ended September 30, 2009, compared to revenues for the three months ended September 30, 2008 of $81,934,000. Revenues increased 6% to $293,052,000 for the nine months ended September 30, 2009, compared to revenues for the nine months ended September 30, 2008 of $275,670,000.  The prior year’s revenues for the three-month and nine-month periods were decreased by $15,783,000 and $33,256,000, respectively, of other-than-temporary losses, net.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Even in the current challenging economy, our financial condition remains strong. Our insurance companies’ statutory surplus at September 30, 2009 is at an all-time high. The Company’s book value per share increased 36% to $14.33 at September 30, 2009 from $10.56 at December 31, 2008, primarily due to an improvement in our investment portfolio. Moreover, our stockholders equity at September 30, 2009 was $221 million as compared to $223 million at December 31, 2007, the period before the onset of the current financial crisis.  Our investment portfolio is rated on average AA.“

Mr. Thung continued, ”Our operating income was adversely impacted by unexpectedly large health claims, and a reduction in our top line due to recessionary pressures and the late development in our stop-loss segment from our 2007 and 2006 treaty years by certain non-owned MGU’s that have been terminated.  In response to the decrease in premiums and increase in loss ratio in the fully insured segment, we have initiated a restructuring of that division, which we believe will result in significant cost reductions and improved underwriting results beginning in 2010.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is income from continuing operations net of losses attributable to non-controlling interests and excluding net realized gains or losses, net of applicable income taxes, (ii) Operating income per share is operating income (loss) on a per share basis.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its agencies and managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

THIRD QUARTER REPORT

SEPTEMBER 30, 2009

(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES
Premiums earned	$71,742	$76,932	$225,256	$240,270
Net investment income	11,303	11,887	33,450	33,688
Fee income	7,184	9,351	24,705	30,768
Net realized investment gains (losses)	553	(1,355)	3,480	1,145
Total other-than-temporary impairment losses	-	(15,783)	(271)	(33,256)
Equity income from AMIC	76	297	1,004	1,087
Other income	2,224	605	5,428	1,968
	93,082	81,934	293,052	275,670

EXPENSES
Insurance benefits, claims and reserves	55,467	59,471	172,086	181,870
Selling, general and administrative expenses	33,820	35,444	106,481	108,196
Amortization of deferred acquisition costs	1,001	1,419	3,351	4,828
Interest expense on debt	701	900	2,232	2,795
	90,989	97,234	284,150	297,689
Income (loss) from continuing operations
before income taxes (benefits)	2,093	(15,300)	8,902	(22,019)
Income taxes (benefits)	212	(5,836)	1,709	(8,892)

Income (loss) from continuing operations	1,881	(9,464)	7,193	(13,127)

Discontinued operations:
Income (loss) from discontinued operations	49	708	(305)	708

Net Income (loss)	1,930	(8,756)	6,888	(12,419)
(Income) loss from noncontrolling interests in
subsidiaries	(5)	8	15	50

NET INCOME (LOSS) ATTRIBUTABLE TO IHC	$1,925	$(8,748)	$6,903	$(12,369)

Basic income (loss) per common share:
Income (loss) from continuing operations	$.12	$(.61)	$.47	$(.85)
Income (loss) from discontinued operations	-	.04	(.02)	.05
Basic income (loss) per common share	$.12	$(.57)	$.45	$(.80)

WEIGHTED AVERAGE SHARES OUTSTANDING	15,423	15,421	15,417	15,380

Diluted income(loss) per common share
Income (loss) from continuing operations	$.12	$(.61)	$.47	$(.85)
Income (loss) from discontinued operations	-	.04	(.02)	.05
Diluted income (loss) per common share	$.12	$(.57)	$.45	$(.80)

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	15,429	15,421	15,420	15,380

As of November 6, 2009, there were 15,423,164 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Income (loss) from continuing operations	$1,881	$(9,464)	$7,193	$(13,127)

(Income) loss from non-controlling interest in
subsidiaries	(5)	8	15	50
Realized (gains) losses net of taxes	(348)	809	(2,115)	(604)
Other-than temporary impairment losses, net of taxes	-	10,136	-	21,334

Operating income from continuing operations	$1,528	$1,489	$5,093	$7,653

Non - GAAP basic income per common share:
Operating income from continuing operations	$.10	$.10	$.33	$.50

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.10	$.10	$.33	$.50

Included in the realized gains (losses), net of taxes, above are IHC’s proportionate share of AMIC’s realized gains (losses) net of taxes. The other-than-temporary impairment losses are primarily due to the write down in value of preferred stocks of certain financial institutions, fixed maturities (primarily Alt-A securities) and common stocks.

Footnotes

1

 Operating income is a non-GAAP measure representing income from continuing operations net of losses attributable to non-controlling interests and excluding net realized investment gains (losses), net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of income from continuing operations to operating income is included in this press release.